Exhibit 10(ap)



                         CRESTAR FINANCIAL CORPORATION

                           BOARD OF DIRECTORS MEETING
                           FRIDAY, DECEMBER 20, 1996


RESOLUTIONS AMENDING THE DIRECTORS' EQUITY PROGRAM:

         RESOLVED, that the Board of Directors of Crestar Financial Corporation hereby amends Section 2(k) of the Crestar Financial Corporation Directors' Equity Program to provide as follows:

         DIRECTOR MEANS A DULY ELECTED OR APPOINTED MEMBER OF THE BOARD WHO IS NOT AN EMPLOYEE OF THE COMPANY OR AN AFFILIATE OR SUBSIDIARY OF THE COMPANY, EXCLUDING ANY MEMBER OF THE BOARD WHO IS REQUIRED TO TRANSFER, ASSIGN OR PAY HIS OR HER RETAINER FEE TO THE MEMBER'S EMPLOYER OR FIRM.

         FINALLY RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to take such actions and to execute such documents as they deem necessary or appropriate to implement the foregoing resolution, all without the necessity of further action by this Board.